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                                                                    EXHIBIT 23.5

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and the description of our opinion letter, dated June 9, 1996 referred to under the caption "the Merger -- Opinions of Financial Advisors" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of The DII Group, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of The DII Group, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC


                                          By      /s/  E. ROBERT COTTER

                                            ------------------------------------
                                                     Managing Director

New York, New York

July 22, 1996